Exhibit  1.3
                                                                  AMISANO HANSON
TERRY  AMISANO  LTD.
KEVIN  HANSON,  CA
                                                           CHARTERED ACCOUNTANTS


February  7th,  2001.
Amended September 14th, 2001.


United  Stated  Securities
And  Exchange  Commission
Washington  DC
USA  20549

Dear  Sir/Madame:

RE:     WTAA INTERNATIONAL, INC. (THE "COMPANY")

We confirm that we resigned as the Independent Accountants for the Company in February of 2001.

There were no adverse opinions or disclaimers of opinion, no modifications as to uncertainties, audit scope or accounting principles in the Company's past two years.

There were no disagreements between ourselves and the Company with respect to accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

We provide this letter to you in accordance with Regulation S-B Section 304(a) of the Securities Act of 1934.

We have read the disclosure in the revised Form 8-K as filed by WTAA with the Securities and Exchange Commission in item 4 and agree with it.


We trust that this information is satisfactory.

Yours  truly,

AMISANO  HANSON

By:  /s/  Kevin  Hanson

Kevin  R.  Hanson,  C.A.




     SUITE     750  WEST  PENDER  STREET     TELEPHONE  (604)  689-0188
     VANCOUVER     CANADA     FACSIMILE  (604  )  689-9773
     VGC2T7          E-MAIL:  amishan@telus.net


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